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                                  Exhibit 21.1
                         Subsidiaries of the Registrant

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                                                     Jurisdiction of Incorporation or Organization
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BankUnited Financial Corporation owns 100% of:                             Florida

------BankUnited, FSB which owns 100% of:                                  Federal

         ------T&D Properties of South Florida, Inc.                       Florida

         ------Bay Holdings, Inc.                                          Florida

         ------CRE Properties, Inc.                                        Florida

         ------BU, REIT, Inc.                                              Florida

         ------BU Delaware, Inc.                                           Delaware

------BankUnited Financial Services, Incorporated                          Florida

------CRE America Corporation                                              Florida

------BankUnited Capital (1)                                               Delaware

------BankUnited Capital II (1)                                            Delaware

------BankUnited Capital III (1)                                           Delaware

------BankUnited Statutory Trust I (1)                                     Connecticut

------BankUnited Statutory Trust II (1)                                    Connecticut

------BankUnited Statutory Trust III (1)                                   Connecticut

------BankUnited Statutory Trust IV (1)                                    Connecticut

------BankUnited Statutory Trust V (1)                                     Connecticut
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(1)      BankUnited Financial Corporation owns 100% of the common stock of
         BankUnited Capital, BankUnited Capital II, BankUnited Capital III,
         BankUnited Statutory Trust I, BankUnited Statutory Trust II, BankUnited
         Statutory Trust III, BankUnited Statutory Trust IV and BankUnited
         Statutory Trust V. BankUnited Capital has issued $70 million aggregate liquidation value of its 10 1/4% Trust Preferred Securities, Series B
         ($1,000 liquidation amount per trust preferred security); BankUnited
         Capital II has issued $46 million aggregate liquidation value of its
         9.60% Cumulative Trust Preferred Securities ($25 liquidation amount per trust preferred security) and BankUnited Capital III has issued $102.5 million of its 9% Cumulative Trust Preferred Securities ($25 liquidation amount per trust preferred security). The trust preferred securities issued by BankUnited Capital, BankUnited Capital II and
         BankUnited Capital III are publicly held. BankUnited Statutory Trust I has issued $20 million aggregate liquidation value of its Floating Rate
         Capital Securities ($1,000 liquidation amount per trust preferred security), BankUnited Statutory II has issued $25 million aggregate liquidation value of its Floating Rate Capital Securities ($1,000 liquidation amount per trust preferred security); BankUnited Statutory
         III has issued $25 million aggregate liquidation value of its Floating
         Rate Capital Securities ($1,000 liquidation amount per trust preferred security); BankUnited Statutory IV has issued $20 million aggregate liquidation value of its Floating Rate Capital Securities ($1,000 liquidation amount per trust preferred security); and BankUnited
         Statutory V has issued $15 million aggregate liquidation value of its
         Floating Rate Capital Securities ($1,000 liquidation amount pre trust preferred security). The trust preferred securities issued by
         BankUnited Statutory Trust I, BankUnited Statutory Trust II, BankUnited
         Statutory Trust III, BankUnited Statutory Trust IV and BankUnited
         Statutory Trust V were issued in private placements.